UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 27, 2010, Metabolix, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  As of March 30, 2010, the record date for the Annual Meeting, 26,591,662 shares were issued, outstanding and entitled to vote. At the Annual Meeting, the Company’s stockholders (i) elected Peter N. Kellogg, Edward M. Muller, Matthew Strobeck, and Robert L. Van Nostrand to the Company’s Board of Directors for three-year terms expiring at the 2013 Annual Meeting of Stockholders, and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010. The final voting results on these matters were as follows:

1.  Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter N. Kellogg	11,945,884	6,115,844	5,393,547
Edward M. Muller	12,386,633	5,675,095	5,393,547
Matthew Strobeck	12,386,671	5,675,057	5,393,547
Robert L. Van Nostrand	12,386,271	5,675,457	5,393,547

2.  Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010:

Votes For	Votes Against	Votes Abstained
23,118,310	276,280	60,685

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: June 2, 2010	By:	/s/ Joseph D. Hill
Joseph D. Hill
Chief Financial Officer